Exhibit 10.4

PREFERENTIAL RIGHTS AGREEMENT

This PREFERENTIAL RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 17, 2026 (the “Effective Date”), by and between Host Infrastructure Holdings LLC, a Delaware limited liability company (“Acquisition HoldCo”), and Host Digital Inc., a Delaware corporation (“Host”). Acquisition HoldCo and Host are referred to herein, collectively, as the “Parties” and, each, individually, as a “Party.”

RECITALS

WHEREAS, upon closing of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of May 27, 2026, by and among Host, Healthy Choice Wellness II Corp., its wholly-owned subsidiary (“Merger Sub”), and Host Digital Infrastructure LLC, a Delaware limited liability company (“Host Digital”), Host Digital merged into Merger Sub, emerged as the surviving company, and became a wholly-owned subsidiary of Host;

WHEREAS, Acquisition HoldCo was formed by the founders of Host Digital as a Delaware limited liability company to serve as a holding company for certain existing and future project site acquisition companies (each, a “Project Subsidiary” and, collectively, the “Project Subsidiaries”), with a view toward contributing such Project Subsidiaries to Acquisition HoldCo from time to time;

WHEREAS, this Agreement is intended to memorialize the understanding among the founders of Host Digital and the other owners of Host Digital with respect to the preferential rights described herein; and

WHEREAS, in furtherance of the foregoing, Acquisition HoldCo and Host desire to provide Host with both a preferential right of first (i) offer with respect to any Project Subsidiary that Acquisition HoldCo markets or determines to contribute to a third party, and (ii) refusal with respect to any unsolicited third-party offer for a Project Subsidiary that Acquisition HoldCo desires to accept, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to become legally bound, hereby agree as follows:

AGREEMENT

1. Definitions. Unless otherwise defined herein, as used in this Agreement, the following terms have the meanings set forth below:

“Person” means any corporation, limited liability company, partnership, trust, or other entity.

“Pipeline Transaction” means a proposed contribution, exchange, or other disposition of all or substantially all of the assets or equity interests of a Project Subsidiary by Acquisition HoldCo to any Person in exchange for, or in connection with the receipt of, securities of a class that is listed or admitted to trading on a national securities exchange, or to any Person whose securities are listed or admitted to trading on a national securities exchange.

2. Preferential Rights.

(a) First Offer.

(i) Offer Notice. If during the Term, Acquisition HoldCo markets or otherwise determines to consummate a Pipeline Transaction, Acquisition HoldCo shall first deliver written notice to Host (A) identifying the applicable Project Subsidiary, (B) indicating Acquisition HoldCo’s intention to pursue a Pipeline Transaction with respect thereto, and (C) proposing a negotiation period (the “Negotiation Period”) during which the Parties shall cooperate in good faith to identify a mutually agreeable structure and economic terms for such proposed Pipeline Transaction.

(ii) Lapse. If the Parties have not entered into a definitive agreement with respect to the applicable Pipeline Transaction prior to the expiration of the Negotiation Period, Acquisition HoldCo shall be free to consummate such Pipeline Transaction with any third party on any terms.

(b) First Refusal.

(i) ROFR Notice. If during the Term, Acquisition HoldCo receives an unsolicited bona fide written offer from a third party to consummate a Pipeline Transaction (a “Third-Party Offer”) that Acquisition HoldCo desires to accept, Acquisition HoldCo shall promptly deliver written notice to Host (a “ROFR Notice”) setting forth the material terms of the Third-Party Offer.

(ii) Election Period; Exercise. Host shall have five (5) days following receipt of a ROFR Notice (the “ROFR Election Period”) to elect to acquire the applicable Project Subsidiary on the same terms as the Third-Party Offer by delivering written notice to Acquisition HoldCo (a “ROFR Exercise Notice”).

(iii) Closing. If Host timely delivers a ROFR Exercise Notice, the Parties shall use commercially reasonable efforts to consummate the applicable Pipeline Transaction within ninety (90) days following such delivery (or such longer period as the Parties may agree in writing).

(iv) Lapse. If Host does not timely deliver a ROFR Exercise Notice, Acquisition HoldCo shall be free to consummate the Pipeline Transaction with the applicable third party on terms no more favorable to such third party than those set forth in the applicable ROFR Notice.

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3. Term. This Agreement shall commence on the Effective Date and, unless earlier terminated by mutual written agreement of the Parties, shall continue in full force and effect until the second (2nd) anniversary of the Effective Date (the “Term”), after which this Agreement shall automatically expire and be of no further force or effect; provided, however, that any Pipeline Transaction initiated prior to the expiration of the Term shall be completed in accordance with the terms hereof notwithstanding such expiration. For the avoidance of doubt, upon expiration of the Term, neither of the preferential rights set forth in Section 2 shall be reinstated or revived with respect to any Pipeline Transaction that was not consummated prior to such expiration, notwithstanding any reinstatement provision set forth in Section 2.

4. Additional Project Subsidiaries. Any project site acquisition company formed or acquired by, or contributed to, Acquisition HoldCo after the Effective Date shall automatically constitute a “Project Subsidiary” for purposes of this Agreement upon such contribution, without any further action required by the Parties.

5. Further Acts and Assurances. The Parties will execute and deliver from time to time such further instruments and take such further actions as may be reasonably required to carry out the provisions and intent of this Agreement.

6. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein express or implied shall be construed to give any individual, governmental authority, or other Person, other than the Parties or such permitted successors and assigns, any legal or equitable rights hereunder.

7. Entire Agreement. This Agreement constitutes the sole, exclusive, and entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

8. Amendments; Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless set forth in a written instrument duly executed by each of the Parties. No waiver by any Party of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default.

9. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware as to all matters, including matters of validity, construction, effect, and performance.

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10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signatures need not be on the same page and shall be deemed effective upon receipt. Delivery of an executed counterpart of a signature page to this Agreement by means of electronically transmitted portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

11. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given: (x) when delivered by hand; (y) when sent by overnight courier; or (z) when sent by email (with no bounce-back or delivery failure notice received by sender), in each case to the applicable address set forth below, or to such other address as a Party may designate by written notice given in accordance with this Section 11:

(a)	If to Acquisition HoldCo:

Host Infrastructure Holdings LLC
[***]
Attention: [***]

(b)	If to Host:

Host Digital, Inc.
3800 North 28th Way
Hollywood, FL 33020
Attention: John Ollet

12. Arm’s Length Negotiation. This Agreement is the product of arm’s length negotiations between the Parties, each of which has been represented by counsel of its choosing. This Agreement shall be construed without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

HOST INFRASTRUCTURE HOLDINGS LLC

By:	/s/ Hans Thomas
Name:	Hans Thomas
Title:	Manager

HOST DIGITAL, INC.

By:	/s/ Harmol Samra
Name:	Harmol Samra
Title:	Chief Executive Officer

[Signature Page to Preferential Rights Agreement]